Exhibit 4.1

            NUMBER                                                                 UNITS
    U-__________

     SEE REVERSE FOR CERTAIN              ITHAKA ACQUISITION CORP.
           DEFINITIONS
                                                                                                     CUSIP
 UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND TWO WARRANTS EACH TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT
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is the owner of                                                                              Units.
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Each Unit ("Unit")  consists of one (1) share of common stock, par value $.0001 per share ("Common Stock"), of Ithaka  Acquisition  Corp., a Delaware  corporation (the "Company"),  and two warrants (the "Warrants").
Each Warrant  entitles the holder to purchase one (1) share of Common Stock for $5.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company's completion of a merger, capital stock exchange, asset acquisition or other similar business combination and (ii) ___________, 2006, and will expire unless exercised  before 5:00 p.m., New York City Time, on  ____________,  2009, or earlier upon redemption (the "Expiration  Date"). The Common Stock and Warrants comprising the Units represented by this certificate are not transferable  separately prior to __________,  2005, subject to earlier separation in the discretion of EarlyBirdCapital,  Inc. The terms of the Warrants are governed by a Warrant Agreement, dated as of _______,  2005, between the Company and Continental Stock Transfer & Trust Company,  as Warrant
Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery  Place,  New York,  New York 10004,  and are available to any
Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By
                                            [ITHAKA CORP
 ------------------------------------------     LOGO      --------------------------------------------
                      Chairman of the Board   OMITTED]    Secretary

                                               SEAL
                                               2005

                            ITHAKA ACQUISITION CORP.

         The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM -   as tenants in common                        UNIF GIFT MIN ACT - _____ Custodian ______
         TEN ENT -   as tenants by the entireties                                   (Cust)          (Minor)
         JT TEN -    as joint tenants with right of survivorship           under Uniform Gifts to Minors
                     and not as tenants in common                                  Act ______________
                                                                                                (State)

Additional Abbreviations may also be used though not in the above list.

         FOR VALUE RECEIVED, _____________ HEREBY SELL, ASSIGN AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
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  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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-------------------------------------------------------------------------- UNITS


REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT


                                                                        ATTORNEY
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TO TRANSFER  THE SAID UNITS ON THE BOOKS OF THE WITHIN  NAMED  COMPANY WILL FULL
POWER OF SUBSTITUTION IN THE PREMISES.

DATED
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                      NOTICE: The signature to this  assignment  must correspond with  the  name as  written  upon  the face of the
                              certificate   in   every    particular,    without
                              alteration or enlargement or any change whatever.

Signature(s) Guaranteed:


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THE  SIGNATURE(S)  SHOULD  BE  GUARANTEED  BY AN  ELIGIBLE
GUARANTOR  INSTITUTION (BANKS,  STOCKBROKERS,  SAVINGS AND
LOAN  ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN
APPROVED SIGNATURE GUARANTEE  MEDALLION PROGRAM,  PURSUANT
TO S.E.C. RULE 17Ad-15).